UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2016

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive; Suite 100

San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2016, AMN Healthcare Services, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “First Amendment”) by and among (1) the Company, as a guarantor, (2) AMN Healthcare, Inc., as borrower (the “Borrower”), (3) certain subsidiaries of the Borrower, as guarantors (the “Borrower Guarantors”), (4) the several lenders from time to time party thereto, as lenders (the “Lenders”), and (5) SunTrust Bank, as administrative agent for the Lenders (the “Administrative Agent” together with the Company, the Borrower, the Borrower Guarantors and the Lenders, the “Credit Agreement Parties”), which amended the Credit Agreement, dated as of April 18, 2014, by and among the Credit Agreement Parties (as amended by the First Amendment, the “Amended Credit Agreement”) to provide for, among other things, (A) a $50 million increase to the Company’s secured revolving credit facility (the “Revolver”) to $275 million in the aggregate and (B) an additional $75 million secured term loan credit facility (the “Additional Term Loan”). Additionally, the Amended Credit Agreement no longer requires the Borrower to make mandatory prepayments under any of the credit facilities provided thereunder with the proceeds of extraordinary receipts and excess cash flow. The Amended Credit Agreement still provides that the Borrower may from time to time obtain an increase in the Revolver or obtain an incremental term loan or both in an aggregate principal amount not to exceed $125 million subject to, among other conditions, the receipt of additional commitments from financial institutions reasonably acceptable to the Borrower and the Administrative Agent. The Company and each domestic subsidiary of the Borrower (collectively, the “Guarantors”) continue to guarantee the obligations of the Borrower under the Amended Credit Agreement. The obligations of the Borrower and the Guarantors under the Amended Credit Agreement and the credit facilities provided under the Amended Credit Agreement continue to be secured by substantially all of their assets. The payment obligations under the Amended Credit Agreement may be accelerated upon the occurrence of defined events of default.

The proceeds from the Additional Term Loan, together with a drawdown of a portion of the Revolver, was used by the Borrower to complete its acquisition (“Acquisition”) of all the issued and outstanding capital stock of Josem Holding, Inc., a Kansas corporation (“Josem”), as more fully described below.

The Additional Term Loan is subject to amortization of principal of 5.00% per year of the original Additional Term Loan amount, payable in equal quarterly installments. The maturity date of the Revolving Credit Facility and the original term loan is April 18, 2019. The maturity date of the Additional Term Loan is January 4, 2021.

The foregoing description of the First Amendment is a summary and does not contain all of the exceptions and qualifications that may apply. The foregoing description of the First Amendment is qualified in its entirety by reference to the actual agreement, which the Company intends to file within the time period prescribed by the SEC rules and regulations. Unless the context otherwise indicates, capitalized terms used in this Item 1.01 without definition have the meanings given to them in the First Amendment.

Certain of the Lenders and the Administrative Agent and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its subsidiaries for which services they have received, and may in the future receive, customary fees.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 4, 2016, the Borrower completed the Acquisition pursuant to the terms of a Stock Purchase Agreement, by and among John D. Smith (“John Smith”), Josem and the Borrower. Upon completion of the Acquisition, Josem became a wholly owned subsidiary of the Borrower, and Josem’s wholly owned subsidiaries, B.E. Smith, Inc., a Kansas corporation, B.E. Smith Interim Services, Inc., a Kansas corporation, and B.E. Smith International, Inc., a Kansas corporation, became indirect wholly owned subsidiaries of the Borrower.

The Borrower acquired Josem from John Smith, who owned Josem immediately prior to the Acquisition, for a base purchase price of $160 million in cash. To finance a portion of the Acquisition, the Borrower utilized the Additional Term Loan and a drawdown of the Revolver under the Amended Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On January 4, 2016, the Company issued a press release announcing that it had completed the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired. To the extent that financial statements, with respect to the Acquisition described in Item 2.01 herein, are required by this Item under applicable rules and regulations which are not being filed herewith, such financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro forma financial information. To the extent that pro forma financial information, with respect to the Acquisition described in Item 2.01 herein, is required by this Item under applicable rules and regulations which is not being furnished herewith, such pro forma financial information will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)    Exhibits.

2.1 Stock Purchase Agreement, dated as of November 17, 2015, by and among John D. Smith, Josem Holding, Inc. and AMN Healthcare, Inc.*

99.1 Press Release dated January 4, 2016.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b - 2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES, INC.

Date: January 4, 2016	By:	/s/ Susan Salka
Susan Salka
President and Chief Executive Officer